May 26, 2026

To: Will Harkins

Subject: Offer Letter

Congratulations! We are pleased to offer you the role of Executive Vice President and Chief Financial Officer, effective June 15, 2026. You will report to me and your annual base salary will be $610,000.

Bonus: You will have a non-prorated bonus target of 90% of your base salary, subject to the terms and conditions of the 2026 Executive Bonus Plan. Bonuses are typically paid in March following the plan year.

Long Term Incentive: You will be granted a one-time grant valued at $500,000 RSAs based off the closing stock price of July 1, 2026. For 2027 and beyond, you will be considered for a yearly stock grant up to 150% RSAs and 50% PSUs based on company performance and your performance.

Car Allowance: You will receive a $15,000 a year car allowance along with a corporate gas card.

Will, we are excited for you and your family and we look forward to your success in the new role!

Sincerely,

Jerry Gahlhoff
Rollins CEO

Employee Signature: ___________________________________________